EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Form 8k1a filing of our report dated January 14, 2000 of Musicline AG and Subsidiaries for the years ended June 30, 1999 and 1998 and of the unaudited proforma consolidated financial statements of UTG Communications International, Inc. relating to the acquisition of Musicline AG.

                        /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                        Certified Public Accountants

New York, New York
January 31, 2000